EXHIBIT 99.1
Press Release Dated March 16, 2004



              WINCO FOODS WITH MORE THAN 40 STORES JOINS EXPANDING
                         PARK CITY GROUP CUSTOMER LIST

  Important new company added to list of key grocery and supermarket customers

PARK CITY, UTAH - March 16, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced that WinCo Foods of Boise, Idaho has selected the ActionManager Scheduling application for staff scheduling in their store locations.

WinCo Foods is a thirty year old, employee owned company based in Boise, Idaho. WinCo Foods has more than 40 stores in five states: Washington, Oregon, Idaho, California and Nevada as well as a 900,000 square foot grocery and perishable distribution center, a 110,000 square foot health, beauty, gourmet and non-food distribution center and a 70,000 square foot produce distribution center.

"We are in the midst of our implementation process," notes Fred Schorzman, Vice President of Information Technology for Store Systems. "We can say, however, that the Park City Group Scheduler's flexibility and the way it can be configured to match our business operations requirement is just as we expected it be, based on our review of potential labor scheduling solutions."

"WinCo Foods is a unique grocery organization and we are excited to be able to work together with them. We have been working hard to increase our presence in the supermarket and grocery industry, whether it is through the use of the Fresh Market Manager application, or in this instance, our Labor Management solution. WinCo is joining our customer group of strategic grocery and supermarket leaders such as Tesco Lotus in Thailand, Price Chopper, Schnuck Markets, and Winn-Dixie to name a few, " said Randy Fields, CEO and President of Park City Group, Inc. "We look forward to a strong and continuing relationship with WinCo Foods."

About WinCo Foods:
WinCo Foods, based in Boise, Idaho has a long history of meeting the grocery needs of their customers, founded more than 30 years ago as a warehouse grocery store named Waremart. Since 1985 the WinCo Foods Employee Stock Ownership Trust has given the employees of WinCo Foods an ownership stake in the company. WinCo has over 43 stores in five states (Washington, Oregon, Idaho, California and Nevada) with more than 7,000 employees, and is opening new stores every year. More information is available by looking at their website - www.WinCoFoods.com

About Park City Group:
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.